Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated November 19, 2014, with respect to the financial statements of OnCore Biopharma, Inc., contained in Tekmira Pharmaceuticals Corporation’s definitive proxy statement on Schedule 14A filed on February 4, 2015. We hereby consent to the incorporation by reference of said report in the Registration Statements of Tekmira Pharmaceuticals Corporation on Form S-3 (File No. 333-200625) and Forms S-8 (File No. 333-186185 and File No. 333-202762).

/s/ Grant Thornton LLP

Philadelphia, Pennsylvania

March 18, 2015